Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289107

PROSPECTUS

XEROX HOLDINGS CORPORATION

Up to 2,160,256 Shares of Common Stock Underlying

Pre-Funded Warrant

This Prospectus will be used from time to time by the selling shareholder named in this prospectus to sell up to 2,160,256 shares of our common stock, par value $1.00 per share (the “Common Stock”), issued or issuable upon the exercise of a pre-funded warrant that we issued to the selling shareholder on July 1, 2025 (the “Pre-Funded Warrant”) as partial consideration for the selling shareholder’s purchase of our 13.00% Senior Notes due 2030 (the “2030 Notes”), which notes were issued in connection with the financing of our recent acquisition of Lexmark International II LLC (“Lexmark”). We are registering the resale of the Common Stock pursuant to a Registration Rights Agreement, dated as of July 1, 2025 (the “Registration Rights Agreement”), that we entered into with the selling shareholder.

The Common Stock may be offered from time to time by the selling shareholder named in this prospectus in any manner described under the section entitled “Plan of Distribution” beginning on page 5 of this prospectus. The selling shareholder may sell the shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from the sale of our Common Stock by the selling shareholder, but we will incur expenses in connection with the offering.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “XRX.” The last reported sale price on July 29, 2025 was $5.50 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2025

References in this prospectus to “we,” “us,” “our,” “Xerox,” the “Registrant” or the “Company” refer to Xerox Holdings Corporation and its consolidated subsidiaries, unless the context otherwise requires. References to “Common Stock” refer to the Company’s Common Stock, par value $1.00 per share.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling shareholder has authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using the “shelf” registration process. By using this shelf registration statement, the selling shareholder may, from time to time, sell the offered securities in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling shareholder. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the later-dated document modifies or supersedes the earlier statement.

Neither we, nor the selling shareholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling shareholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements which are not historical facts, including statements relating to the Company’s outlook, that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.

Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in “Item 1.A. Risk Factors” in Part I of Xerox Holdings Corporation’s most recent Annual Report on Form 10-K, or any updates under the caption “Item IA. Risk Factors” in Part II of Xerox Holdings Corporation’s most recent Quarterly Report on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUMMARY

This prospectus relates to the offer and resale by the selling shareholder identified in this prospectus of up to 2,160,256 shares of our Common Stock. We will not receive any of the proceeds from the sale of the Common Stock by the selling shareholder. This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Where You Can Find More Information” for a further discussion on incorporation by reference.

Xerox is a workplace technology company, building and integrating services-led, software-enabled, workplace solutions for enterprises large and small. As customers seek to manage information and document workflows across digital and physical platforms, we deliver a seamless, secure, and sustainable experience. Whether inventing the copier, the Ethernet, the laser printer or more, Xerox has long defined the modern work experience and continues to do so with investments in IT infrastructure, artificial intelligence (AI), augmented reality (AR)-driven service experiences, robotic process automation (RPA) and other technologies that enable Xerox to deliver essential products and services to address the productivity challenges of a hybrid workplace and distributed workforce.

Xerox serves customers globally in North America, Europe, Latin America, Brazil, Eurasia, the Middle East, Africa, and India. This geographic span allows us to deliver our technology and solutions to customers of all sizes, regardless of complexity or number of customer locations.

This prospectus relates to the resale of up to 2,160,256 shares of Common Stock issued or issuable pursuant to the Pre-Funded Warrant that may be offered and sold from time to time by the selling shareholder named in this prospectus. We are registering the offer and sale of the Common Stock to satisfy our obligations pursuant to the Registration Rights Agreement. See “Selling Shareholder.” We will not receive any of the proceeds from the sale of the shares hereunder. See “Use of Proceeds.”

Xerox Holdings Corporation is a New York corporation, organized in 2019, with its principal executive offices located at 401 Merritt 7, Norwalk, Connecticut 06851-1056. Our telephone number is (203) 849-5216.

RISK FACTORS

Investment in our Common Stock involves risks. Before you invest in our Common Stock, you should carefully consider the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and risk factors and other information contained in any applicable prospectus supplement before acquiring any of such shares of Common Stock. For a description of these reports and documents, and information about where you can find them, see the section entitled “Where You Can Find More Information.” The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the Common Stock. Please also refer to the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the selling shareholder named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of the Common Stock by the selling shareholder.

SELLING SHAREHOLDER

This prospectus relates to the possible resale by the selling shareholder named in the table below (the “selling shareholder”) of up to an aggregate 2,160,256 shares of Common Stock issued or issuable pursuant to the Pre-Funded Warrant.

On July 1, 2025, the Company issued the Pre-Funded Warrant to the selling shareholder as partial consideration for the selling shareholder’s purchase of the 2030 Notes, which notes were issued in connection with the financing of our recent acquisition of Lexmark. The Pre-Funded Warrant is exercisable from time to time for up to 2,160,256 shares of Common Stock at an exercise price of $0.01 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends, stock splits, stock combinations, or similar events affecting the Common Stock. The Pre-Funded Warrant is exercisable in cash or by means of a cashless exercise and will remain outstanding until exercised. The foregoing summary and description of the Pre-Funded Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Pre-Funded Warrant, a copy of which is filed as Exhibit 4.1 to the registration statement of which this prospectus forms a part, and is incorporated herein by reference. Further information relating to the 2030 Notes purchased by selling shareholder is contained in our Current Report on Form 8-K filed with the SEC on July 2, 2025, which is incorporated herein by reference.

We are registering the offer and sale of the Common Stock to satisfy our obligations pursuant to the Registration Rights Agreement, under which we agreed to register such Common Stock on a Form S-3 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The foregoing summary and description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part, and is incorporated herein by reference.

We are registering all of the shares of Common Stock issued or issuable under the Pre-Funded Warrant in order to permit the selling shareholder to offer the Common Stock for resale from time to time.

The following table sets forth the name of the selling shareholder, the number of shares of Common Stock owned by or attributable to the selling shareholder immediately prior to this registration, the number of shares of Common Stock offered hereby and registered by the registration statement of which this prospectus is a part and the number of shares of Common Stock to be owned by the selling shareholder after the maximum number of shares being offered hereby are sold, which assumes that all shares of Common Stock covered by this prospectus will be sold by the selling shareholder and that no additional shares of Common Stock of the Company are subsequently bought or sold by the selling shareholder. However, because the selling shareholder may offer from time to time all, some or none of its shares of Common Stock under this prospectus, or in another permitted manner, no assurances can be given as to the actual number of shares of Common Stock that will be sold by the selling shareholder or that will be held by the selling shareholder after completion of the sales.

In the table below, the percentage of shares of Common Stock beneficially owned is based on 125,789,546 shares of Common Stock outstanding as of April 30, 2025, determined in accordance with Rule 13d-3 under the Exchange Act.

	Ownership Prior to the Registration		Shares of Common Stock Covered by this Registration Statement	Ownership After the Covered Shares are Sold
Name	Number of Shares	Percent		Number of Shares	Percent
Christy 2017, LP (1)	2,160,256	1.72%	2,160,256	0	0

(1)	The address for Christy 2017, LP is 2363 Reagan Street, Suite 100, Dallas, Texas 75219.

PLAN OF DISTRIBUTION

We are registering the Common Stock on behalf of the selling shareholder pursuant to the terms of the Registration Rights Agreement.

The selling shareholder, including its permitted transferees, pledgees or other successors-in-interest, may from time to time offer some or all of the shares of Common Stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling shareholder may offer the Common Stock from time to time, either in increments or in a single transaction. The selling shareholder may also decide not to sell all the shares it is allowed to sell under this prospectus. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling shareholder and any of its permitted transferees, pledgees and other successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, at fixed prices or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares of Common Stock:

•	purchases by dealers and agents who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers of the shares of Common Stock;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	non-marketed block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	settlement of short sales, or transactions to cover short sales relating to the Common Stock;

•	through distribution by the selling shareholder to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholder);

•	writing of options, whether the options are listed on an options exchange or otherwise;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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through trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	directly to purchasers, including through a specific bidding, auction or other process;

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market; in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	a combination of any such methods of sale.

The selling shareholder may enter into transactions from time to time in which the selling shareholder may enter into option or other types of transactions that require the selling shareholder to deliver Common Stock to a broker-dealer or any other person, who will then resell or transfer the Common Stock under this prospectus.

The selling shareholder may also sell shares under any available exemption to the registration requirements of the Securities Act, including but not limited to Rule 144 under the Securities Act, rather than under this prospectus.

The selling shareholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell shares of Common Stock covered by this prospectus, including by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in shares of Common Stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares borrowed from the selling shareholder or others to settle such third-party sales or to close out any related open borrowings of shares of Common Stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions may be deemed may be deemed to be “underwriters” within the meaning of the Securities Act and will be identified in a supplement to this prospectus or post-effective amendment to the registration statement of which this prospectus is a part as may be required.

Resales by the selling shareholder may be made directly to investors or through securities firms acting as brokers or dealers. Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling shareholder’s agent in the resale of Common Stock by the selling shareholder, or the securities firm may purchase Common Stock from the selling shareholder as principal and thereafter resell those shares from time to time. Securities firms may, to the extent permissible, also engage in crosses, which are transactions where the same securities firm acts as an agent for both sides of a transaction. Securities firms may, to the extent permissible, receive compensation in the form of commissions, concessions or discounts from the selling shareholder or the purchaser, either as agent of such purchaser or in a sale to such purchaser as principals in amounts to be negotiated. Such compensation may be in excess of customary commissions, concessions or discounts and will be in amounts to be negotiated in connection with such resales.

The selling stockholder may, from time to time, pledge or grant a security interest in some shares of Common Stock owned by it and, if the selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer shares of Common Stock in other circumstances, in which case the permitted transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder may elect to make an in-kind distribution of Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through this prospectus.

To the extent necessary, the specific terms of the offering of the shares of Common Stock, including the specific shares to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling shareholder may, or may authorize dealers and agents to, solicit offers from specified institutions to purchase shares of Common Stock from the selling shareholder. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any compensation received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and other compensation, if any, that can be attributed to the sale of shares of Common Stock sold hereunder will be paid by the selling shareholder and/or the purchasers.

We are required pursuant to the Registration Rights Agreement to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the Common Stock sold pursuant to this prospectus. The Registration Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify the selling stockholder in the event of material misstatements or omissions in the registration statement attributable to us, and the selling stockholder is obligated to indemnify us for material misstatements or omissions attributable to it.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of our Common Stock shares have been passed upon for us by Willkie Farr & Gallagher LLP.

EXPERTS

Xerox Holdings Corporation

The financial statements of Xerox Holdings Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Xerox Holdings Corporation for the year ended December 31, 2024 have been so incorporated in reliance on the report (which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of ITsavvy Acquisition Company, Inc. because it was acquired by the Company in a purchase business combination during 2024) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Lexmark

The consolidated financial statements of Lexmark International II, LLC as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

ITsavvy

The consolidated financial statements of ITsavvy Acquisition Company, Inc. as of December 31, 2023 and for the year ended December 31, 2023 have been audited by RSM US LLP, an independent auditor, as stated in their report thereon, incorporated herein by reference, and have been incorporated and included in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC also maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at https://investors.xerox.com/investor-materials/sec-filings as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our Common Stock.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 24, 2025;

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the portions of the Definitive Proxy Statement on Schedule 14A for the 2025 annual meeting of stockholders, filed with the SEC on April 9, 2025, specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 12, 2025;

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our Current Reports on Form 8-K and 8-K/A (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed with the SEC on January 21, 2025, February  5, 2025, April  11, 2025, May  9, 2025, May  27, 2025, July 2, 2025 and July 30, 2025;

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the description of our Common Stock contained in our  Registration Statement on Form8-A12B, dated and filed with the SEC on September  20, 2021, contained in Exhibit 4(d) to our Annual Report on form 10-K for the fiscal year ended December 31, 2019, and any amendment or report filed for the purpose of updating that description; and

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all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the initial filing of the registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than reports, documents or information that are furnished and not filed with the SEC).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

Xerox Holdings Corporation

401 Merritt 7

Norwalk, Connecticut 06851-1056

(203) 849-5216

Attention: Chief Legal Officer and Corporate Secretary